EXHIBIT 10.15

EMPLOYMENT AGREEMENT

                    This EMPLOYMENT AGREEMENT ("Agreement"), effective May 28, 1999, is between J. WAYNE MOORE ("Employee"), and MANATRON, INC., a Michigan corporation, maintaining its principal executive offices at 2970 South 9th Street, Kalamazoo, Michigan 49009 ("Employer").

                    Accordingly, the parties agree as follows:

          1.       Employment . Employer hereby employs Employee, and Employee hereby accepts this employment, on the terms and subject to the conditions set forth herein.

          2.       Position . Employee agrees to serve Employer in the position of the Appraisal Software Products Division Manager. Employee also agrees to serve as President of Manatron ProVal Corporation, the survivor of the merger between ProVal Corporation and a newly formed subsidiary of Employer. Employee shall devote his full business time, energies, best efforts, skill and attention to the duties arising out of or incident to his position and responsibilities pursuant to this Agreement, during the term of employment. Such duties are outlined in Exhibit A to this Agreement and the manner in which they generally shall be discharged is described in Exhibit B. During the term of this Agreement and for a period of one (1) year thereafter, Employee agrees not to engage in any other employment or business opportunity, unless the employment or business opportunity is disclosed to and approved by the Chief Executive Officer and President of Employer in advance of the employment or business opportunity.

          3.       Duration . Employment under this Agreement shall commence on the date set forth above and shall continue for a four (4) year term or until terminated as provided in this Agreement.

          4.      Compensation . In consideration for his services, Employee shall receive the following compensation:

          (a)       Salary . Employer shall pay Employee a salary of $108,000 per year. During the term of this Agreement, Employee's salary shall be reviewed annually at a time consistent with Employer's standard executive compensation reviews. At such time, Employee's salary shall be adjusted commensurately with Employee's position and as deemed appropriate by the Chief Executive Officer and President and proportionately with other key executives. Should the financial conditions of Employer warrant salary reductions for its executives, Employee's salary may be reduced proportionately with other key executives. Employee shall be given three (3) months' notice by Employer of any such salary reductions.

          (b)       Vacation . Employee shall receive four (4) weeks of paid vacation per calendar year, prorated for any portion thereof.

          (c)       Automobile Expenses . If Employee is provided with an automobile or a car allowance for business purposes, it shall be provided in accordance with Employer's standard automobile use policies and practices.

          (d)       Benefits . Employee shall receive standard benefits offered to all employees as determined from time to time by the Board of Directors of Employer.

          (e)       Reimbursement of Expenses . Employer shall reimburse Employee for all reasonable proper travel and out-of-pocket expenses incurred by him in connection with the performance of his duties under this Agreement in accordance with Employer's policies for reimbursement.

          5.       Termination of Employment . This Agreement and Employee's employment pursuant to this Agreement may be terminated prior to the expiration of the stated term of this Agreement as follows:

          (a)       Termination by Employee . Employee may terminate his employment at any time "With Cause" or without Cause, by providing ninety (90) days' prior written notification to Employer. For purposes of this Agreement, "With Cause" shall mean:

          (i)       The assignment to Employee of any duties substantially inconsistent with Employee's present position or positions, duties, or responsibilities, without Employee's express written consent, except in connection with Employee's termination as provided below in Section 5(e) ("Disability") or Section 5(f) ("For Cause");

          (ii)       Without Employee's express written consent, a relocation of Employee to a location more than fifty (50) miles from Employee's current location, except for required travel on business of Employer to an extent substantially consistent with Employee's present business travel obligations. Employee's travel obligations will not exceed one hundred (100) business travel days per calendar year, prorated for any portion thereof.

          (b)       Effect of Termination by Employee . In the event that Employee terminates his employment without Cause (as defined in Section 5(a)) prior to the expiration of the term of this Agreement, or materially breaches any term of this Agreement, (i) all unpaid obligations of Employer under Sections 2.6, 2.7 and 2.9 of the Agreement and Plan of Merger dated May 28, 1999 between Employer, Employee, ProVal Acquisition Corporation and ProVal Corporation (the "Merger Agreement") shall immediately cease and (ii) all of Employee's rights to compensation (other than earned but unpaid compensation) and benefits under this Agreement shall cease.

          (c)       Termination by Employer . Employer may terminate Employee's employment at any time, for Cause or without Cause and with or without prior review, notice or warning by providing ninety (90) days' prior written notification to Employee.

          (d)       Death . Employee's employment under this Agreement shall terminate in the event of Employee's death. Obligations of Employer hereunder shall terminate as of the date of Employee's termination for death.

          (e)       Disability . Employer may terminate this Agreement for "Disability" if, as a result of Employee's incapacity due to physical or mental illness, he shall have been absent from his duties with Employer on a full-time basis for six (6) consecutive months, and if he shall not have returned to the full time performance of his duties within thirty (30) days after written notice after such six (6) month period.

          (f)       For Cause . Employee's employment under this Agreement may be terminated by Employer for "Cause" at any time. For purposes of this Agreement, termination shall be considered to be for "Cause" if based upon (i) Employee's conviction of a crime involving moral turpitude or embezzlement or conviction of a felony; (ii) Employee's willful activities in competition with Employer or in aid of its competitors; provided, however that Employee's working with ASIX, Inc. on current contracts and future opportunities are not considered competitive activities; (iii) the willful and continued failure to substantially perform Employee's duties with Employer under this Agreement (other than any other such failure resulting from Disability), after a written demand for substantial performance is delivered to Employee that specifically identifies the manner in which Employer believes Employee has willfully failed to substantially perform his duties, and after Employee has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days of receiving such demand; or (iv) Employee willfully engaging in conduct which is demonstrably and materially injurious to Employer, monetarily or otherwise. For purposes of (ii), (iii) and (iv) above, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee in bad faith without reasonable belief that his action or omission was in the best interests of the Employer. In the event that Employer terminates Employee's employment for Cause prior to the expiration of the term of this Agreement, or materially breaches any term of this Agreement, (i) all unpaid obligations of Employer under Sections 2.6, 2.7 and 2.9 of the Merger Agreement shall immediately cease and (ii) all of Employee's rights to compensation (other than earned but unpaid compensation) and benefits under this Agreement shall cease.

          6.       Severance Pay . If Employer terminates Employee under Section 5(c) without Cause (as defined in Section 5(f)) or if Employee resigns from employment "With Cause" (as defined in Section 5(a)) prior to the expiration of the term of this Agreement, Employer or its successor in interest shall continue payment of Employee's salary (and benefits over and above salary to the extent permitted under the terms of Employer's benefit plans) for the remainder of the term of this Agreement ("Severance Pay") If Employer terminates Employee under Section 5(c) without Cause (as defined in Section 5(f)) or if Employee resigns from employment "With Cause" (as defined in Section 5(a)) after the expiration of the term of this Agreement, Employer agrees to pay Employee six (6) months' severance pay of an amount equal to Employee's salary and any and all benefits in effect at the time of termination. Notwithstanding any other provision of this Agreement, Section 6 shall survive the termination of this Agreement, but shall not extend the term of this Agreement to a period more than four (4) years from the Agreement's effective date (as set forth in Section 3). Employee agrees that Employee's right to receive Severance Pay is conditioned on the prior execution by Employee of a binding general release except Employee shall not release Employer from the terms of the Merger Agreement, in such form as Employer may determine, of any and all claims against Employer and all co-owned entities, and their officers, directors, employees, agents and owners.

          7.       Covenant Not to Disclose Confidential Information . Employee agrees that all information regarding manufacturing technique, process, formula, development or experimental work, work in process, business, trade secret or any other secret or confidential matter relating to the products, sales or business at Employer, including, but not limited to, customer lists, sales records, financial statements, payroll records, ledgers, corporate records, account numbers, contact lists and other information of any nature whatsoever pertaining to the business of Employer are of a proprietary and confidential nature and that none of such information shall be disclosed, published or made use of for any purpose by Employee without the prior written consent of Employer. It is understood that the interface and integration standards developed by ProVal Corporation prior to execution of this Agreement and provided to ASIX, Inc. and many other third parties are considered non-proprietary. Discussion and disclosure of such interface and integration protocol with third parties is not disclosure of confidential information.

          8.       Covenant Not to Use Trade Name . Employee agrees that he shall not, during the term of this Agreement and for a period of one (1) year thereafter, directly or indirectly, be or become an investor, partner, shareholder, officer, employee, director, consultant, adviser or agent of, or have any other affiliation with or economic interest in, any corporation, partnership, proprietorship or other business that is competitive with Employer or its subsidiaries or has "ProVal," "Manatron," "ATEK," "Specialized Data Systems" or "Sabre" as any part of its name or trade name except for Employer or any companies or businesses affiliated with Employer; this provision shall not, however, restrict the right of Employee to own less than one percent (1%) of the issued and outstanding shares of capital stock in any company listed on a national or regional stock exchange, or whose stock is quoted on the NASDAQ Stock Market, regardless of the nature of the business of such company. Notwithstanding any other provisions of this Agreement, Employee may own greater than 1% of Employer, any of Employer's successors, any company that is spun off from Employer, or any company that Employer is merged into or that acquires Employer.

          9.       Specific Performance Available . The provisions set forth in Sections 7 and 8 shall be in effect while Employee is employed by Employer and also following termination of employment. Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions and provisions of Sections 7 or 8, Employer's remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer shall be entitled to the remedies of specific performance and injunctive relief in addition to actual damages and any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

          10.       Entire Agreement . This Agreement constitutes the entire agreement among the parties as to Employee's employment. All prior discussions, compensation understandings, negotiations and agreements notwithstanding, this Agreement constitutes the parties' sole source of rights and duties with respect to Employee's employment. This Agreement may not be changed orally, but only by agreement in writing expressly identifying itself as an amendment to this Agreement and signed by Employee and Employer. Exhibit A shall be considered part of this Agreement.

          11.       Agreement Binding on Successors . This Agreement shall be binding upon Employer and its successors and assigns. The rights and duties of Employee are personal to him and shall not be subject to transfer, delegation or assignment.

          12.       Amendment and Waiver . This Agreement has been authorized by Employer's Board of Directors. No employee or officer of Employer has authority to offer employment other than employment terminable at will, or to limit Employer's ability to terminate employment at will in any way; employment on any other terms may only be authorized by a written resolution of the Board of Directors. No waiver by either party at any time of any breach by the other party or compliance with any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or condition at the time or any time prior or subsequent time.

          13.       Severability . Any provision or term of this Agreement that shall be found to be contrary to law or otherwise unenforceable, in whole or in part, shall not affect the remaining terms of this Agreement, which shall be continued as if the unenforceable provision were absent from this Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

          14.       Governing Law . This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Michigan.

          15.       Arbitration . Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Kalamazoo, Michigan, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. Employer will reimburse Employee for all reasonable attorneys' fees incurred by Employee as a result of any arbitration with regard to any issue under this Agreement (or any judicial proceeding to compel or to enforce such arbitration): (a) which is initiated by Employee if Employer is found in such proceeding to have violated this Agreement substantially as alleged by Employee; or (b) which is initialed by Employer, unless Employee is found in such proceeding to have violated this Agreement substantially as alleged by Employer.

          16.       Notice . All notices, request, demands, consents, waivers, instructions, approvals and the communications hereunder shall be in writing and shall be deemed to have been given if personally delivered to or mailed as follows:

                          If to Employer:

                                    Manatron, Inc.
                                    2970 South 9th Street
                                    Kalamazoo, Michigan 49009
                                    Attention: President

                          If to Employee:

                                    J. Wayne Moore
                                    142 Broadmoor Blvd. S.
                                    Springfield, Ohio 45504

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ J. Wayne Moore
J. Wayne Moore
"Employee"

MANATRON, INC.

By /s/ Paul R. Sylvester
Paul R. Sylvester
Its President